CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GoPro, Inc. of our report dated February 9, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of GoPro, Inc., which appears in GoPro, Inc. 's Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ PricewaterhouseCoopers LLP

San Jose, California
February 9, 2024

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